Exhibit 10.1

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.
123 Chuangye Road, Haizhou District
Fuxin City, Liaoning, 123000
People’s Republic of China

March 3, 2009

By Hand Delivery

Hong Tan

Dear Ms. Tan:

The purpose of this letter (this "Agreement") is to confirm the terms of your employment with GOLDEN ELEPHANT GLASS TECHNOLOGY, INC. and certain of its operating subsidiaries:

1.

Duties. You will be employed as the Chief Financial Officer of GOLDEN ELEPHANT GLASS TECHNOLOGY, INC. and its subsidiaries (collectively, the "Group"), subject to the supervision of the Board of Directors. You will directly report to the Chief Executive Officer of the Group. Your duties will include, but not be limited to, management of the accounting and financial strategy of the Group, implementing the Group’s business plan as the most senior financial officer of the Group, and you will also have responsibility for (i) all financial management and accounting for the Group, (ii) compliance with local GAAP principles (and in a form that can be converted into US GAAP) and all applicable regulatory authorities, and (iii) supervising the Group’s compliance with any SEC reporting obligations, its internal controls and other corporate governance obligations, the Sarbanes-Oxley Act and other applicable securities laws. You shall devote your entire business time, energies, attention and abilities to the business of the Group unless otherwise authorized by the board of directors. During your employment by the Group, you shall not engage in any activity or have any business interest which in any manner interferes with the proper performance of your duties, conflicts with the interest of the Group or brings into disrepute the business reputation of the Group.

2.

Salary. Your salary will be at the rate of 200,000 Renminbi (RMB 200,000) per year, to be paid in monthly installments or otherwise in accordance with the Group’s normal payroll practices.

3.

Bonus. You shall be eligible for a bonus, which will be payable in the sole discretion of the Board of Directors of the Group based upon your performance and the Group’s performance during any year of your employment with the Group.

4.

Term of Employment. The term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years; provided that the Group may terminate your employment for reasonable cause at its discretion at any time and without penalty or any obligation to make severance payment.

5.

Vacation. You shall be entitled to accrue up to 30 paid vacation days per year. You may not take more than 15 vacation days consecutively. All vacation days will be taken at times mutually agreed by you and the Group and will be subject to the business needs of the Group. Vacation days will not be carried over to future years of employment.

6.

Incentive and Other Plans. You will be entitled to participate in such pension, major medical, life insurance and other plans and benefit programs as may be made available from time to time to employees of the Group having responsibilities comparable to yours and under the terms of which you are eligible to participate.

7.

Group Policies. You shall at all times be subject to and comply with policies, rules and procedures of the Group then in effect, including without limitation with respect to hours of work, holidays, vacation and sick leave and pay, conflict of interest, improper payments, political contributions and payments to government officials.

8.

Assignment of Intellectual Property. You hereby assign to the Group all rights to any inventions, techniques, processes, concepts, ideas, programs, source codes, formulae, research and development and marketing plans, whether or not patentable or copyrightable, made, conceived or reduced to practice by you during the course of your employment by the Group.

9.

Covenants. During your employment by the Group and at all times thereafter, you shall not (a) disrupt, disparage, impair or interfere with the business of the Group or (b) disclose to anyone else, directly or indirectly, any proprietary or business sensitive information concerning the business of the Group or use, or permit or assist, by acquiescence or otherwise, anyone else to use, directly or indirectly, any such information. Such information shall include information not previously made generally available to the public or to the trade by the Group’s management, with respect to the Group’s or any of its affiliates’ products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Group’s products), business plans, prospects or opportunities, or other information to the extent not generally known to the public which, if released to unauthorized persons, could be detrimental to the reputation or business interests of the Group or parties with which the Group contracts or which would permit such person to benefit improperly. Such information does not include any information which is or becomes generally available to the public or is generally known in the industry or industries in which the Group operates other than as a result of disclosure by you in violation of this agreement.

10.

Group Property. Upon termination of your employment for any reason, you shall promptly deliver to the Group all property belonging to Group, in whatever form, and shall not retain any copies of any correspondence, reports, lists or other documents relating in any way to the affairs of the Group or its clients.

11.

Non-Solicitation. During the term of your employment by the Group and for a period of two (2) years following the termination of your employment, whether voluntary or involuntary, you shall not, directly or indirectly:

(a)

solicit customers or business patronage of the Group or any of its affiliates, or

(b)

approach or attempt to induce any person who is then in the employ of the Group to leave the employ of the Group or employ or attempt to employ any person who was in the employ of Group at any time during the prior twelve months.

12.

Non-Competition. In addition to, and not in lieu of, any other agreement(s) not to compete with, solicit employees or customers of, or solicit others having a relationship with, the Group, you agree that during the term of your employment by Group and for two (2) years after the termination of your employment with the Group (the "Non-Competition Period"), you shall not, directly or indirectly, engage in, or have any ownership interest in, any person, firm, corporation, undertaking or business (whether as an executive, officer, director, employee, agent, security holder, consultant, investor or similar position) that engages in business of manufacturing glass products in the Northeast region of China ("Competitive Business"). Notwithstanding the above, you may own, as an investor, holdings as part of a portfolio investment through mutual funds or other funds pooling investments in different corporations (the stock of which is publicly traded) some of which may be engaging in a Competitive Business, in each case when any and all the investment and voting decisions with respect to such voting stock are made by an unaffiliated third party fund manager. You may also serve as a shareholder, director, employee or officer of any entity that is not engaged in a Competitive Business.

13.

Notices. All notices hereunder shall be to the parties’ addresses set forth above for the Group and on the Signature Page for you, in writing and given by registered or certified mail, return receipt requested, postage and registration fees prepaid, and shall be deemed given when so mailed. The addresses set forth herein may be changed by notice given in the manner set forth in this Section.

14.

Miscellaneous. This Agreement (a) shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard for the conflict of laws principles thereof, (b) shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives and assigns, (c) may not be changed orally but only by an agreement in writing signed by the party against whom any waiver, change, amendment, notification or discharge is sought, and (d) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the parties hereto. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[Signature Page Follows]

Very truly yours,

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

By: /s/ Lihui Song
Name: Lihui Song
Title: President and Chief Executive Officer

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

/s/ Hong Tan
Hong Tan

Address: